Exhibit 23.3

To the Board of Directors of Maple Heights GP, LLC (‘the Company’)

Subject: Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the amended registration statement (Form S-11/A), dated July 5, 2022 of the Company and to the inclusion therein, of our report dated June 28, 2022 related to the consolidated financial statements of the Company as of December 31, 2021 and for the period then ended.

/s/ Ziv Haft
Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv,

July 5, 2022